Exhibit 99.1

McEwen Mining Announces Flow-Through Financing at $14.36 (Cdn$19.59) per Share a 19% Premium to Market

CANADIAN BASE SHELF PROSPECTUS IS ACCESSIBLE, AND PROSPECTUS SUPPLEMENT WILL BE ACCESSIBLE ON SEDAR+ WITHIN TWO BUSINESS DAYS

TORONTO, May 28, 2024 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen”) is pleased to announce it has priced a public financing to fund continued exploration and development at the Fox Complex in the Timmins region of Ontario, primarily focused on exploration drilling and the development of an underground access ramp from surface to mine the gold resources of Stock East and West. This represents the next area of production growth at the Fox Complex.

The proceeds of this financing will be used exclusively for qualifying Canadian Exploration Expenses (within the meaning of subsection 66.1(6) of the Income Tax Act (Canada)) (“CEE”) and Canadian Development Expenses (within the meaning of subsection 66.2(5) of the Income Tax Act (Canada)) (“CDE”), including:

Part 1 (CEE) of the financing consists of a US$10.0 million (Cdn$13,650,890) offering of 643,000 flow-through common shares at a price of US$15.56 (Cdn$21.23); and

Part 2 (CDE) of the financing consists of a US$12.0 million (Cdn$16,384,900) offering of 890,000 flow-through common shares at a price of US$13.49 (Cdn$18.41),

(Part 1 (CEE) and Part 2 (CDE) together being the “Offering”).

The Offering of 1,533,000 flow-through common shares for aggregate gross proceeds of US$22.0 million (Cdn$30,035,790) is expected to close on June 14, 2024 (the “Closing”) and is subject to customary closing conditions, including approval from the Toronto Stock Exchange (“TSX”) and New York Stock Exchange (“NYSE”). Total proceeds from the Offering net of placement agents’ fees is expected to be US$20.9 million (Cdn$28,534,000).

Cantor Fitzgerald Canada Corporation and Cantor Fitzgerald & Co. are leading a syndicate of placement agents for the Offering.

The Offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333- 275324) that was previously filed by McEwen in the United States and subsequently declared effective by the Securities and Exchange Commission (“SEC”) on January 2, 2024 and also pursuant to a preliminary and final multi-jurisdictional disclosure system prospectus (the “Canadian Base Shelf”) in Canada. McEwen will file a final prospectus supplement with the SEC in connection with the Offering and will file a Canadian final prospectus supplement to the Canadian Base Shelf under the “northbound” multi-jurisdictional disclosure system with securities regulatory authorities in each of the provinces of Canada other than Quebec (collectively, the “Prospectus Supplement”). The Offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The Base Shelf Prospectus is, and the Prospectus Supplement will be (within two business days from the date hereof), filed with the SEC and will be available on the SEC’s website at http://www.sec.gov or by visiting the SEDAR+ website at www.sedarplus.com. Copies of the Prospectus Supplement, when available, may also be obtained in the U.S. by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor, New York, NY 10022, or by e-mail at prospectus@cantor.com, or in Canada an electronic or paper copy of the Base Shelf Prospectus, the Prospectus Supplement, and any amendment to such documents may be obtained without charge by contacting Cantor Fitzgerald Canada Corporation, Attention: Equity Capital Markets, 181 University Avenue, Suite 1500, Toronto, ON, M5H 3M7 by emailing ecmcanada@cantor.com by providing the contact with an email address or address, as applicable.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results, including but not limited to the expected use of proceeds of the Offering and the timing of the closing of the Offering. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to the calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it owns approximately 47.7% of McEwen Copper which owns the large, advanced stage Los Azules copper project in Argentina. The Company’s goal is to improve the productivity and life of its assets with the objective of increasing its share price and providing a yield. Rob McEwen, Chairman and Chief Owner has personally provided the Company with $220 million and takes an annual salary of $1.

CONTACT INFORMATION

150 King Street West
Suite 2800, PO Box 24
Toronto, ON, Canada
M5H 1J9

Relationship with Investors:
(866)-441-0690 Toll free
(647)-258-0395

Mihaela Iancu ext. 320
info@mcewenmining.com